SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 2, 2007

NORTECH SYSTEMS INCORPORATED

(Exact name of registrant as specified in charter)

Minnesota	0-13257	41-16810894
(State or other jurisdiction	(Commission	IRS Employer
of incorporation)	File Number)	Identification No.)

1120 Wayzata Boulevard East, Suite 201

Wayzata, MN 55391

(Address of principal executive offices)

(952) 345-2244

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Ace (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

(a) On February 2, 2007, the Registrant amended its credit agreements with its bank, Wells Fargo Bank, National Association (“Wells Fargo”), to increase its Real Estate Term Note from $2,500,000 to $3,348,750 and its Revolving Note from $10,000,000 to $15,000,000.

(b) On February 4, 2007, the Registrant entered into an Asset Purchase Agreement with Suntron-Iowa, Inc. (“Suntron”) to acquire substantially all of Suntron’s assets relating to the operation of Suntron’s business located in Garner, Iowa.  The acquisition is subject to customary closing conditions.  A copy of the news release announcing this agreement is attached hereto as Exhibit 99.

Item 2.01  Completion of Acquisition or Disposition of Assets

Effective February 6, 2007, the Registrant completed the acquisition of the assets referred to in Item 1.01 (b) above.  The purchase price, including the assumption of certain liabilities of the seller, was $5,610,000 and was funded through the increase in the Wells Fargo credit lines referred to in Item 1.01(a) above.

Item 9.01  Financial Statements and Exhibits

(b)  Pro forma financial information.

       Pro forma financial information required by this Item is not included in this Form 8-K and will be filed with the Registrant’s Annual Report on Form 10-K on or about March 9, 2007.

(d) Exhibits.

Exhibit No.	Description

99	News Release dated February 5, 2007

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 8, 2007

NORTECH SYSTEMS INCORPORATED
(Registrant)

By:	/s/ Bert M. Gross
Bert M. Gross, Secretary